Exhibit T3C.1

UNIFORÊT INC.

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK

as Trustee

AMENDED AND RESTATED INDENTURE

Dated as of November __, 2002

CDN $60,000,000

9% Senior Notes “A” due March 15, 2009

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
§ 310	(a) (1)	7.10; 12.1
	(a) (2)	7.10; 12.1
	(a) (3)	N.A.
	(a) (4)	N.A.
	(b)	7.8; 7.10; 12.2
	(c)	N.A.
§ 311	(a)	7.11
	(b)	7.11
	(c)	N.A.
§ 312	(a)	2.5
	(b)	12.3
	(c)	12.3
§ 313	(a)	7.6
	(b) (1)	7.6
	(b) (2)	7.6
	(c)	7.6; 12.2
	(d)	7.6
§ 314	(a)	4.6; 4.7(a); 12.2
	(b)	10.2; 10.4
	(c) (1)	10.4; 12.4
	(c) (2)	10.4; 12.4
	(c) (3)	12.4
	(d)	10.4
	(e)	12.5
	(f)	N.A.
§ 315	(a)	7.1(b)
	(b)	7.5; 12.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
§ 316	(a) (last sentence)	2.9
	(a) (1) (A)	6.5
	(a) (1) (B)	6.4
	(a) (2)	N.A.
	(b)	6.7
	(c)	9.4
§ 317	(a) (1)	6.8
	(a) (2)	6.9
	(b)	2.4
§ 318	(a)	12.1

N.	A. means Not Applicable.

         NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

v

EXHIBIT A	-	Form of Security
EXHIBIT B	-	Form of Guarantee

                  AMENDED AND RESTATED INDENTURE dated November      , 2002 among UNIFORÊT INC., a corporation incorporated under the Canada Business Corporations Act, as issuer (the “Company”), the GUARANTOR (as hereinafter defined) and THE BANK OF NEW YORK, as Trustee (the “Trustee”).

                  WHEREAS, the Company is a party to that certain Indenture (the “Existing Indenture”), dated as of October 15, 1996, among the Company, the Guarantors named therein (the “Existing Guarantors”) and the Trustee (as successor to United States Trust Company), as trustee, pursuant to which the Company issued US$125,000,000 aggregate principal amount of 11-1/8% Senior Notes due 2006 (the “Existing Securities”); and

                  WHEREAS, the Company has proposed to effect a reorganization under a Plan of Compromise and Arrangement under the Companies’ Creditors Arrangement Act, 1985, c. C-36, as amended from time to time (the “Plan”); and

                  WHEREAS, pursuant to the Plan, on the Plan Implementation Date (as hereinafter defined), all outstanding Existing Securities, after payment of certain amounts as provided in the Plan, shall become exchangeable for (i) Cdn$60,000,000 aggregate principal amount of new 9% Senior Notes “A” due March 15, 2009 of the Company (the “Securities”) and (ii) Cdn$40,000,000 aggregate principal amount of new Senior Convertible Notes “B” due September 15, 2008 of the Company, on a pro rata pari passu basis; and

                  WHEREAS, pursuant to the Plan, on and after the Plan Implementation Date, the Existing Securities shall (a) represent only the right to receive (i) the payment of certain amounts as provided in the Plan, (ii) the Securities and (iii) the Cdn$40,000,000 aggregate principal amount of new Senior Convertible Notes “B” due September 15, 2008 of the Company and (b) not be entitled to any benefit under the Existing Indenture and any Defaults (as defined in the Existing Indenture) under the Existing Indenture existing or arising from events prior to the Plan Implementation Date shall cease to exist; and

                  WHEREAS, pursuant to the Plan, effective on the Plan Implementation Date, the Existing Indenture shall be amended and restated with respect to the issuance of the Securities by this Indenture, and with respect to the issuance of the Company’s Senior Convertible Notes “B” due September 15, 2008, by an Indenture, dated the date hereof, among the Company, the guarantor named therein and The Bank of New York, as trustee; and

                  WHEREAS, each of the Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities and the Guarantees (as hereinafter defined) to be issued as provided for in this Indenture.

                  NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1 Definitions.

                  “Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

                  “Acquisition Indebtedness” means Indebtedness incurred by the Company or by a Restricted Subsidiary created after the Issue Date the proceeds of which are used for the acquisition of a forest products business and related facilities and assets.

                  “Additional Amounts” has the meaning provided in Section 4.17.

                  “Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee and the Note B Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee and the Note B Guarantee), excluding Indebtedness in respect of the Guarantee and the Note B Guarantee, as they become absolute and matured.

                  “Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  “Affiliate Transaction” has the meaning provided in Section 4.14.

                  “Agent” means any Registrar, Paying Agent or Co-registrar.

                  “Agent Members” has the meaning provided in Section 2.15.

                  “Acquisition” has the meaning provided in Section 4.8.

                  “Asset Sale” means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted

Subsidiary thereof, (c) real property in an amount exceeding $250,000, or (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions of real property in an amount not exceeding $250,000 or (ii) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary.

                  “Asset Sale Proceeds” means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses-related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

                  “Attributable Indebtedness” means, in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                  “Available Asset Sale Proceeds” means, (i) with respect to any Asset Sale of assets that do not constitute Collateral, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (a) or (b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (c) of the second paragraph of Section 4.13 and, with respect to any Asset Sale of assets that do constitute Collateral, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (a), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (b), of the third paragraph of Section 4.13.

                  “Available Cash Flow” means as of the end of any fiscal year of the Company, an amount equal to the Consolidated Net Income (loss) of the Company and its Restricted Subsidiaries only for such period, plus the sum of depreciation on fixed assets and amortization of goodwill, deferred charges and intangibles of any kind of the Company and its Restricted Subsidiaries, minus, without duplication, the sum of (i) the cash required for Plan implementation and for payment of Unaffected Obligations, (ii) capital expenditures for a deemed amount of US$5,000,000, (iii) capital payments on Capitalized Lease Obligations, (iv) any capitalized expenditures, (v) amounts constituting Available Asset Sale Proceeds and (vi) all amounts treated as non-recurring gains for such period, including, but not limited to, any gain from sale or disposition of capital assets, any gain from discontinued operations, any gain from extraordinary items for such period and any other non-recurring gains of the Company and its Restricted Subsidiaries.

                  “B Notes” means the Cdn$40,000,000 aggregate principal amount of the Senior Convertible Notes “B” due September 15, 2008 to be issued under the Note B Indenture and concurrently with the issuance and authentication of the Securities, which B Notes shall rank pari passu with the Securities.

                  “Bankruptcy Law” means (i) Title 11 of the U.S. Code, (ii) the Bankruptcy and Insolvency Act (Canada) or (iii) any other United States or Canadian Federal, any state or provincial law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  “Bankruptcy Order” has the meaning set forth in Section 6.1(b).

                  “Board” means the Board of Directors of the Company or a Guarantor, as appropriate, or any duly authorized and empowered committee of such Board of Directors.

                  “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  “Business Day” means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York or Montreal, Quebec or the city in which the principal corporate trust office of the Trustee are required or authorized by law or other governmental action to be closed.

                  “Canadian Government Obligations” has the meaning provided in Section 8.1(a).

                  “Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

                  “Capitalized Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  “CCAA” means the Companies’ Creditors Arrangement Act, R.S.C., 1985, c. C-36, as amended from time to time.

                  A “Change of Control” of the Company will be deemed to have occurred at such time as (i) any Person (including a Person’s Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company’s Common Stock, (ii) any Person (including a Person’s Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company’s Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

                  “Change of Control Offer” has the meaning provided in Section 4.15.

                  “Change of Control Payment Date” has the meaning provided in Section 4.15.

                  “Change of Control Purchase Price” has the meaning provided in Section 4.15.

                  “Claims” means any claim, in law or in equity, whether matured or not, and any right of any Person as a creditor against the Company in connection with any indebtedness or liability, howsoever or whenever arising or payable, whether direct or indirect, and any conditional sale agreement or obligation which has been guaranteed by the Company, whether or not reduced to judgment, liquidated or not, fixed, contingent, matured or not, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known, unknown, by guarantee, by surety or otherwise, and whether or not such a right is executory in nature, including, without limitation, the right or ability of any Person to advance a Claim for contribution or indemnity or otherwise, with respect to any matter, action, cause or chose in action, whether existing at present, or commencing in the future based in whole or in part on facts which existed at or were incurred prior to April 17, 2001.

                  “Collateral” means (a) all interests in real property (including real property leases) of the Guarantors, (b) all equipment and fixtures of the Guarantors, (c) all other fixed assets of the Guarantors, (d) all of the Capital Stock owned by the Company of each present and future Guarantor, (e) all proceeds and products of any and all of the foregoing and (f) all books and records relating to any of the foregoing.

                  “Collateral Account” means an account established by the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders into which shall be deposited all money received by the Company and the Guarantors upon sales or other dispositions of Collateral.

                  “Collateral Agent” means such collateral agent or fondé de pouvoir as may be appointed pursuant to the Collateral Documents.

                  “Collateral Documents” means, collectively, the Security Agreements and the Pledge Agreements.

                  “Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  “Company” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

                  “Company Request” means any written request signed in the name of the Company by any two of the following: the Chief Executive Officer; the President; any Vice President; the Chief Financial Officer; the Treasurer; or the Secretary or any Assistant Secretary (but not both the Secretary and any Assistant Secretary) of the Company.

                  “Consolidated Fixed Charges” means, with respect to any Person the sum of a Person’s (i) Consolidated Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of the Company or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to the Company or any of its Wholly Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for such four-quarter period.

                  “Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

                  “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the Net Income (before preferred stock dividends) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the “other Person”) in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Securities or the Indenture) shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

                  “Court” means the Superior Court of the Province of Québec sitting in and for the District of Montreal.

                  “Creditor(s)” means any Person having a Claim, including a shareholder of the Company, to the extent that such shareholder is owed money by the Company, past and present employees who are or were engaged in the operations of the Company, and Her Majesty the Queen in Right of Canada or a Province.

                  “Custodian” has the meaning provided in Section 6.1 (b).

                  “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  “Deficiency” has the meaning provided in Section 4.13.

                  “Depository” means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

                  “Disqualified Capital Stock” means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Securities, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any-Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Securities;

provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of Section 4.15 shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  “EBITDA” means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

                  “Employee Creditors” means Creditors who are employees of the Company and have Claims against the Company in respect of their employment with the Company, and references to “Claims of Employee Creditors” mean the Claims of such Employee Creditors in respect of their employment with the Company.

                  “Event of Default” has the meaning provided in Section 6.1.

                  “Excess Proceeds Offer” has the meaning provided in Section 4.13.

                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                  “Excluded Holder” has the meaning provided in Section 4.17.

                  “Existing Guarantors” has the meaning provided in the recitals to this Indenture.

                  “Existing Securities” has the meaning provided in the recitals to this Indenture.

                  “Fifth Anniversary” has the meaning provided in Section 4.13.

                  “Fixed Charge Coverage Ratio” of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person’s prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) Consolidated Fixed Charges of such Person.

                  “GAAP” means generally accepted accounting principles consistently applied as in effect in Canada from time to time.

                  “Guarantee” means the guarantee of the Obligations of the Company with respect to the Securities by each Guarantor pursuant to the terms of Article XI hereof.

                  “Guarantor” means (i) Uniforêt Scierie-Pâte Inc., a corporation amalgamated under the Canada Business Corporations Act, and (ii) each Restricted Subsidiary of the Company that hereafter becomes a Guarantor pursuant to Section 4.16 and “Guarantors” means such entities, collectively.

                  “Global Securities” has the meaning provided in Section 2.1.

                  “Holder” or “Securityholder” means in the case of any Security, the Person in whose name such Security is registered on the Registrar’s books.

                  “incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and “incurrence,” “incurred,” “incurrable,” and “incurring” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                  “Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Securities, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be “Indebtedness” of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                  “Indenture” means this Amended and Restated Indenture as amended or supplemented from time to time pursuant to the terms hereof.

                  “Initial Order” means the order of the Court made on the date of filing, April 17, 2001, pursuant to which Uniforêt was provided protection under the CCAA, as extended by subsequent orders made on May 16, 2001, June 28, 2001, July 5, 2001, July 6, 2001, August 16, 2001, September 28, 2001, November 9, 2001, December 21, 2001, May 2, 2002, June 17, 2002 and September 13, 2002.

                  “Interest Payment Date,” when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

                  “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

                  “Interim Creditors” means Creditors of the Company (other than Employee Creditors) who have supplied or do supply services, utilities, goods or materials during the Interim Period, but only to the extent of their claims in respect of the supply of such services, utilities, goods or materials during the Interim Period.

                  “Interim Period” means the period from April 17, 2001 to and including the Plan Implementation Date.

                  “Interim Period Debt” means a debt owing by the Company to an Interim Creditor for or in respect of the supply by such creditor of services, utilities, goods or materials during the Interim Period.

                  “Investments” means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchase of securities of any Person by such Person.

                  “Issue Date” means the date the Securities are first issued by the Company and authenticated by the Trustee under this Indenture.

                  “Legal Holiday” means any day other than a Business Day.

                  “Lien” means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  “Mandatory Redemption Date” has the meaning provided in Section 3.1.

                  “Maturity Date” means, with respect to any Security, the date specified in such Security as the fixed date on which principal of such Security is due and payable.

                  “Monitor” means Richter & Partners Inc. and any successor thereto appointed in accordance with the Initial Order or any further order of the Court.

                  “Moody’s” means Moody’s Investors Service, Inc.

                  “Net Income” means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  “Net Proceeds” means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

                  “Note B Guarantees” means the guarantees of the obligations of the Company with respect to the B Notes by each Guarantor pursuant to the terms of the Note B Guarantee.

                  “Note B Indenture” means the Indenture, dated the date hereof, among the Company, the Guarantors and the The Bank of New York, as trustee, respecting the B Notes.

                  “Obligations” means any principal of, premium, if any, and interest on, any Additional Amounts with respect to, and any other amounts owing in respect of, the Securities payable pursuant to the terms of the Securities or this Indenture or upon acceleration, including amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or Amounts corresponding to such principal, premium, if any, interest on, or other amounts owing with respect to, the Securities.

                  “Offer Period” has the meaning provided in Section 4.13.

                  “Officer” means, with respect to any Person (other than the Trustee), the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, or the Controller of such Person.

                  “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture and delivered to the Trustee.

                  “Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance from legal counsel who is acceptable to the Trustee, which may include an individual employed as counsel to the Company and delivered to the Trustee.

                  “Paying Agent” has the meaning provided in Section 2.3.

                  “Permitted Holders” means (i) Jolina Capital Inc. and (ii) Mr. Michel Perron, his spouse, direct descendants, born or to be born, legally adopted children and the spouses of descendants or children and in either case, Persons that are 100% owned by the foregoing Persons.

                  “Permitted Indebtedness” means:

                                   (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Working Capital Facilities in a principal amount not to exceed the greater of (a) Cdn$48.0 million, less prepayments actually made thereunder that permanently reduce the commitment under the Working Capital Facilities and (b) the sum of (x) 85% of eligible accounts receivable of the Company and the Restricted Subsidiaries and (y) 60% of eligible inventory of the Company and the Restricted Subsidiaries;

                                   (ii) Indebtedness under the Securities, and the Guarantees;

                                   (iii) Indebtedness under the B Notes and the Note B Guarantees;

                                   (iv) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

                                   (v) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

                                   (vi) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 10% of the Company’s consolidated total assets;

                                   (vii) Attributable Indebtedness incurred in connection with Sale and Lease-Back Transactions which Attributable Indebtedness does not in the aggregate exceed US$10 million;

                                   (viii) Interest Rate Agreements;

                                   (ix) Interim Period Debt;

                                   (x) additional Indebtedness of the Company not to exceed US$5 million in principal amount outstanding at any time; and

                                   (xi) Refinancing Indebtedness.

                  “Permitted Investments” means, for any Person, investments made on or after the date of this Indenture consisting of

                                   (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

                                   (ii) Temporary Cash Investments;

                                   (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a business of a Person), if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company; (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof; or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

                                   (iv) reasonable and customary loans made to employees not to exceed US$500,000 in the aggregate at any one time outstanding, plus any loans which may be made pursuant to the Stock Option Plan in an amount not to exceed US$1,000,000;

                                   (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13;

                                   (vi) accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business; and

                                   (vii) Investments existing on the Issue Date.

                  “Permitted Liens” means (i) Liens securing the Securities and the Guarantees; (ii) Liens securing the B Notes and the Note B Guarantees, which are pari passu with the Liens securing the Company’s and the Guarantors’ obligations under the Securities, this Indenture and the Guarantees; (iii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing, at the time such corporation becomes a Restricted Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries, provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, (iv) Liens securing Refinancing Indebtedness, provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (v) Liens in favor of the Company or any of its Restricted Subsidiaries, (vi) Liens securing industrial revenue bonds, (vii) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (viii) statutory liens or landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, material-men’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (ix) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed US$1 million in the aggregate at any one-time outstanding, (x) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (xi) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (vi) of the definition of “Permitted Indebtedness”, provided that such Lien does not extend to any property other than that subject to the underlying lease, (xii) Liens on inventory, receivables and other current assets securing Indebtedness under the Working Capital Facilities, (xiii) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto, (xiv) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the Company’s or any Restricted Subsidiaries’ use of such property, (xv) pledges or deposits made in the ordinary course of business in connection with (a) leases, performance bonds and similar bonds, (b) workers’ compensation, unemployment insurance and other social security legislation or (c) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or (2) in connection with the enforcement of rights or claims of the Company or a Subsidiary thereof or in connection with judgments that do not give rise to an Event of Default and which do not exceed US$3.5 million in the aggregate, and (xvi) any extensions, substitutions, replacements or renewals of the foregoing.

                  “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  “Physical Securities” has the meaning provided in Section 2.1.

                  “Plan” has the meaning provided in the recitals to this Indenture.

                  “Plan Implementation Date” means the date on which all conditions contained in the Plan are satisfied.

                  “Pledge Agreements” means any Deed of Hypothec (pledge) or Pledge Agreement pursuant to which securities are hypothecated or pledged by the Company or a Guarantor in favor of the Collateral Agent in form and substance satisfactory to the Collateral Agent.

                  “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  “Principal” of a debt security (including the Securities) means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

                  “Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  “Purchase Date” has the meaning provided in Section 4.13.

                  “Purchase Money Indebtedness” means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  “Redemption Date” means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

                  “Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Securities to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Securities, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Securities has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Securities, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

                  “Registrar” has the meaning provided in Section 2.3.

                  “Reinvestment Date” has the meaning provided in Section 4.13.

                  “Related Assets” has the meaning provided in Section 4.13.

                  “Restricted Payment” means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

                  “Restricted Subsidiary” means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.8.

                  “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any

real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                  “SEC” means the Securities and Exchange Commission.

                  “Securities” or “Security” means all or any of the 9% Senior Notes “A” due March 15, 2009 issued, authenticated and delivered under this Indenture; as amended or supplemented from time to time pursuant to the terms of this Indenture.

                  “Securities Act” means the Securities Act of 1933, as amended.

                  “Security Agreements” means each Deed of Hypothec and Security Agreement pursuant to which Collateral (other than securities) is hypothecated, charged or pledged by the Company or a Guarantor in favor of the Collateral Agent in form and substance satisfactory to the Collateral Agent.

                  “S&P” means Standard & Poor’s Corporation.

                  “Stock Option Plan” means the 2000 Stock Option Plan established for the benefit of the directors, officers and full time employees of the Company and its Subsidiaries and providing for the granting of non-transferable options to purchase a maximum of 5,000,000 Class A Subordinate Voting Shares of the Company.

                  “Subordinated Indebtedness” means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

                  “Subsidiary” of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

                  “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

                  “Taxing Authority” means any government or any political subdivision or territory or possession of any government or .any authority or agency therein or thereof having power to tax.

                  “Temporary Cash Investments” means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase;

(ii)  Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits at the time of investment totaling more than US$500,000,000 and rated at the time of investment at least A by S&P and A-2 by Moody’s, maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds’ assets in the Investments described in the preceding clauses (i) and (ii).

                  “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 9.3).

                  “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  “Trust Officer” means an officer or assistant officer of the Trustee assigned to the Corporate Trust Department (or any successor group) of the Trustee, or any successor to such department or, in the case of a successor trustee, an officer or assistant officer assigned to the department, division or group performing the corporate trust work of such successor.

                  “25% Available Asset Sale Proceeds” has the meaning provided in Section 4.13.

                  “Unaffected Obligations” means the following obligations of the Company:

                  (i) Interim Period Debts, which shall be paid by the Company in accordance with terms previously agreed upon with the respective Interim Creditors;

                  (ii) the Guarantor’s obligations towards the Municipalité Régionale de Comté de Sept-Rivières to build and maintain roads, as provided in the agreement dated April 3, 2001, and the related Hydro-Québec’s claim in the amount of $5,000,000 referred to therein;

                  (iii) Claims of legal, accounting and financial advisors to the Company, including the Monitor and its counsel, in respect of any debt incurred or to be incurred by the Company for the purposes of reorganizing the Company’s liabilities, business and affairs including, without limitation, pursuant to the Plan, which monies shall be paid by the Company in accordance with the Initial Order;

                  (iv) Claims for indemnity pursuant to the indemnities provided by the Company to directors or officers of the Company;

                  (v) Claims of Employee Creditors, which monies shall be paid by the Company in the ordinary course of business;

                  (vi) monies, if any, owing to Her Majesty in Right of Canada pursuant to Section 224(1.2) of the Income Tax Act and in Right of a Province under a substantially similar provision that were outstanding on April 17, 2001;

                  (vii) dues owing to the Quebec Minister of Natural Resources pursuant to the Forests Act, R.S.Q., c. F-4.1, which shall be paid by the Company in accordance with the terms previously agreed upon with the Quebec Minister of Natural Resources;

                  (viii) monies, if any, owing to National Bank of Canada, Bank of Montreal and La Société d’hypothèques CIBC, which shall be paid by the Company in accordance with existing agreements and contracts, or as may be agreed between each of them;

                  (ix) Claims for goods on consignment, which monies shall be paid by the Company in accordance with terms previously agreed upon with the Creditors of such Claims; and

                  (x) Claims for warehousing contracts, which monies shall be paid by the Company in accordance with terms previously agreed upon with the Creditors of such Claims.

                  “Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary, only if such classification is in compliance with the covenant set forth under “Limitation on Restricted Payments.” The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

                  “Wholly-Owned Subsidiary” means any Restricted Subsidiary, all of the outstanding voting, securities (other than directors’ qualifying shares) of which are owned, directly or indirectly, by the Company.

                  “Withholding Taxes” has the meaning provided in Section 4.17.

                  “Working Capital Facilities” means, collectively, the short-term working capital credit agreement or credit agreements by and among the Company, the Restricted Subsidiaries and any one or more lenders from time to time parties thereto, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

         SECTION 1.2 Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                           (a) “Commission” means the SEC;

                           (b) “indenture securities” means the Securities;

                           (c) “indenture security holder” means a Holder or Securityholder;

                           (d) “indenture to be qualified” means this Indenture;

                           (e) “indenture trustee” or “institutional trustee” means the Trustee; and

                           (f) “obligor” on the indenture securities means the Company, each Guarantor, if any, or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

         SECTION 1.3 Rules of Construction.

                  Unless the context otherwise requires:

                           (a) a term has the meaning assigned to it;

                           (b) “or” is not exclusive;

                           (c) words in the singular include the plural, and words in the plural include the singular;

                           (d) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

                           (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

                           (f) “$”, “Cd.$” and “Cdn $” each refer to Canadian Dollars, or such other money of Canada that at the time of payment is legal tender for payment of public and private debts; and the symbols “U.S. Dollars”, “United States Dollars” and “US$” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                           (g) whenever in this indenture there is mentioned, in any context, Principal, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

ARTICLE II

THE SECURITIES

         SECTION 2.1 Form and Dating.

                  The Securities and the Trustee’s certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. The Company may use “CUSIP” numbers in issuing the Securities. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the Securities and the Guarantees shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

                  Securities issued in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A (“Global Securities”), shall be deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities issued in the form of certificated Securities in registered form shall be in the form set forth in Exhibit A (the “Physical Securities”).

         SECTION 2.2 Execution and Authentication.

                  Two Officers shall execute the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal shall be impressed, affixed, imprinted or reproduced on the Securities.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall nevertheless be valid.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in an aggregate principal amount totaling Cdn$60,000,000, upon receipt of a Company Request. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                  The Trustee (at the expense of the Company) may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company’s Affiliates.

         SECTION 2.3 Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company and each Guarantor, if any, in respect of the Securities, any Guarantee and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

                  The Company initially appoints the corporate trust office of the Trustee located at the address set forth in Section 4.2 as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities, any Guarantee and this Indenture.

         SECTION 2.4 Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5 Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

         SECTION 2.6 Transfer and Exchange.

                  When Securities are presented to the Registrar with a request from the Holder of such Securities to register a transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer as requested. Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.7, 4.13, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except the unredeemed portion of any Security being redeemed in part.

                  Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of the beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

                  Each Holder of a Security agrees to indemnify the Company, the Guarantors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                  Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company’s or any Guarantor’s compliance with or have any responsibility with respect to the Company’s or any Guarantor’s compliance with any Federal or state securities laws.

         SECTION 2.7 Replacement Securities.

                  If a mutilated Security is surrendered to the Registrar or the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Company may charge such Holder for the Company’s exceptional out-of-pocket expenses in replacing such Security and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Security. Every replacement Security shall constitute a contractual obligation of the Company.

         SECTION 2.8 Outstanding Securities.

                  The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in Section 8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. Subject to Section 2.9, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

                  If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and Principal with respect to such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9 Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company, any Guarantor or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities as to which a Trust Officer of the Trustee has received an Officer’s Certificate stating that such securities are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company, a Guarantor or any other Affiliate of any of them.

         SECTION 2.10 Temporary Securities.

                  Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary

Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

         SECTION 2.11 Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record retention requirements of the Exchange Act) destroy cancelled Securities and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

         SECTION 2.12 Defaulted Interest.

                  If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.13 CUSIP Number.

                  The Company in issuing the Securities may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Securities and of any change in the CUSIP number.

         SECTION 2.14 Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Securities represented thereby. The Principal and interest on Physical Securities shall be payable at the office of the Paying Agent.

         SECTION 2.15 Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository and (ii) be delivered to the Trustee as custodian for such Depository.

                  Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture, the Securities or the Guarantees.

         SECTION 2.16 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE III

REDEMPTION

         SECTION 3.1 Mandatory Redemption; Notices to Trustee.

                  On March 15 of each year (the “Mandatory Redemption Date”), commencing on March 15, 2003, subject to the succeeding paragraph, the Company shall redeem Securities in the principal amount equal to (i) in the case of the redemption to be made on March 15, 2003, 50% of Available Cash Flow for the Company’s fiscal year 2002, (ii) in the case of the redemption to be made on March 15, 2004, 50% of Available Cash Flow for the Company’s fiscal year 2003 and (iii) in the case of each subsequent redemption required by this Section 3.1, 75% of Available Cash Flow for the Company’s preceding fiscal year.

                  At its option, the Company may reduce or satisfy its obligation to redeem Securities pursuant to this Section 3.1 by delivering to the Trustee, together with the notice referred to in the succeeding paragraph (or on such later date as may be acceptable to the Trustee), an Opinion of Counsel and, (i) Securities which have been acquired (other than by redemption pursuant to this Section 3.1) by the Company at any time together with an Officers’ Certificate stating the election of the Company to have credited against such obligation the principal amount of Securities so delivered, (ii) an Officer’s Certificate stating the election of the Company to have credited against such obligation the principal amount of Securities (not previously so credited) theretofore purchased, redeemed or otherwise acquired (other than by redemption pursuant to this Section 3.1) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, or (iii) any combination of the foregoing. Each Opinion of Counsel and Officer’s Certificate shall state that the related credit for Securities complies with this Indenture. Each Officers’ Certificate shall state the principal amount of Securities issued and outstanding at the date of such Officers’ Certificate, that no Default or Event of Default has occurred and is continuing and that the Securities forming the basis of such credit do not include any Securities theretofore redeemed or called for redemption pursuant to paragraph 8(a) of the Securities or credited against any deposit in respect of a redemption pursuant paragraph 8(a) of the Securities. All Securities made the basis of a credit against a required redemption under this Section 3.1 shall be credited at 100% of the principal amount thereof.

                  The Company shall notify the Trustee and the Paying Agent in writing of the principal amount of Securities to be redeemed on the Mandatory Redemption Date, taking into account any credit obtained pursuant to the preceding paragraph, on or before February 5 of each year, which notice shall specify the Available Cash Flow for the preceding fiscal year and the principal amount of Securities as to which the Company will satisfy its redemption obligations under this Section 3.1 in the manner specified in the immediately preceding paragraph. Such notice shall be accompanied by an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

         SECTION 3.2 Election To Redeem; Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 8(b) or 9 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed:

                  The Company shall give each notice provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the Redemption Date, together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

         SECTION 3.3 Selection of Securities To Be Redeemed.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and equitable. In any proration, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of each Security so prorated shall be equal to an authorized denomination, by increasing or decreasing or eliminating the amount which would be allocable to any Security on the basis of exact proportion by an amount not exceeding $1,000. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.4 Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Securities to be redeemed and the Trustee and any Paying Agent.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (a) the Redemption Date;

                           (b) the paragraph of the Securities pursuant to which the Securities are being redeemed;

                           (c) the redemption price and the amount of accrued interest if any, to be paid;

                           (d) the name and address of the Paying Agent;

                           (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                           (f) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

                           (g) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                           (h) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

                           (i) the CUSIP number, if any, pursuant to Section 2.13.

                  At the Company’s written request made at least 5 Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

         SECTION 3.5 Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

         SECTION 3.6 Deposit of Redemption Price.

                  At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation; provided, that at any time after notifying the Trustee of the Redemption Date pursuant to Section 3.1 or Section 3.2, as the case may be, the Company may, at its option, deposit such money with the Paying Agent. The Paying Agent shall apply such money to pay the redemption price plus accrued interest in accordance with Section 3.5. On and after the Redemption Date, provided that the Company shall have deposited with the Paying Agent prior to such Redemption Date, an amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption, interest on the Securities or portions thereof so called for redemption shall cease to accrue, and such Securities or portions thereof shall be deemed not to be outstanding hereunder and shall not be entitled to any benefit under this Indenture or any Security Agreement except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption.

         SECTION 3.7 Securities Redeemed in Part.

                  Upon the surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the principal amount of the unredeemed portion of the Security surrendered.

         SECTION 3.8 Right of Redemption.

                  If the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in or amendment to the laws (or any regulations promulgated thereunder) of any Taxing Authority, or any changes in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, the Securities will be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor under the Securities).

ARTICLE IV

COVENANTS

         SECTION 4.1 Payment of Securities.

                  The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

                  An installment of principal, premium or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate set forth in the Securities.

         SECTION 4.2 Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in this Section 4.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the corporate trust office of the Trustee located at 101 Barclay Street, New York, New York 10286 as an agency of the Company with respect to the Securities in accordance with Section 2.3.

         SECTION 4.3 Corporate Existence.

                  Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided that neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Board shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case maybe, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Restricted Subsidiary may be wound up and liquidated into the Company or any other Restricted Subsidiary.

         SECTION 4.4 Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries’ income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

         SECTION 4.5 Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

         SECTION 4.6 Compliance Certificates.

                  (a) The Company shall deliver to the Trustee, within 60 days after the end of each of the first three quarters of the company’s fiscal year, and within 120 days after the end of such fiscal year, Officers’ Certificates of the Company (one of the signatories to which shall be either the chief operating officer, chief financial officer or chief accounting officer of the Company) stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto).

                  (b) The annual financial statements delivered pursuant to Section 4.7 shall be accompanied by a written statement of the Company’s independent chartered accountants that in making the examination necessary for certification of such annual financial statements nothing as to which such accountants have professional competence has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture as to which such accountants have professional competence, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (d) The Company’s fiscal year ends on December 31.

         SECTION 4.7 SEC Reports.

                  (a) The Company shall file with the Trustee within 15 days after it is required to file the same with the SEC, copies of the annual reports and quarterly reports or any amendments to such reports and of the information, documents and other reports which it may be required to file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act. The Company shall also comply with the other provisions of TIA § 314(a).

                  (b) Whether or not the Company is required to file with the SEC such reports and other information referred to in Section 4.7(a), the Company shall furnish without cost to each Holder of the Securities, upon request, and file with the Trustee (i) within 120 days after the end of each fiscal year of the Company, (x) audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with GAAP (reconciled to United States generally accepted accounting principles to the extent required by the rules and regulations of the Commission) and substantially in the form required under Regulation S-X under the Securities Act and (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (x) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flows) prepared in accordance with GAAP (reconciled to United States generally accepted accounting principles to the extent required by the rules and regulations of the Commission) and substantially in the form required by Regulation S-X under the Securities Act and (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period.

         SECTION 4.8 Limitation on Additional Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company’s Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination in accordance with the further provisions of this paragraph) is greater than 2.0 to 1.0, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an “Acquisition”), then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period used to make such calculation) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in the Company’s EBITDA of the EBITDA of the acquired Person; business, property or assets, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) for any quarter prior to the date hereof included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Securities and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation and (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four quarter period used to make such calculation.

                  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

         SECTION 4.9 Limitation on Restricted Payments.

                  The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

                           (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                           (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under Section 4.8; and

                           (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of the Company’s Consolidated Net Income (or minus 100% of any deficit in Consolidated Net Income during such period), (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be and (3) US$1,000,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the Board of Directors.

                  Notwithstanding the foregoing, the provisions of this Section 4.9 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Securities in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Securities to at least the same extent as the Subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) the purchase of up to 5% of the Company’s Capital Stock in any 12-month period in connection with a Normal Course Issuer Bid program established by the Company in accordance with the prescribed rules of the Toronto Stock Exchange for an aggregate purchase price in any 12-month period not in excess of US$2,000,000 or (vi) the purchase by the Company of its Capital Stock on the open market in connection with the Share Purchase Plan to be implemented by the Company for the benefit of its employees for an aggregate purchase price in any 12-month period not in excess of US$500,000. To the extent Net Proceeds are applied to make the Restricted Payments set forth in clauses (ii), (iii), (iv), (v) and (vi) above, such application shall reduce Net Proceeds amounts otherwise available to make Restricted Payments.

                  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required under this Section 4.9 were computed, which calculations may be based upon the Company’s latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

         SECTION 4.10 Limitation on Investments.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or (ii) an investment that is made as a Restricted Payment in compliance with Section 4.9, after the Issue Date.

         SECTION 4.11 Limitations on Liens.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless (a) with respect to Liens on assets not constituting Collateral, (i) if such Lien secures Indebtedness which is pari passu with the Securities, then the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Securities, any such Lien shall be subordinated to a Lien on such property or asset or shares of stock or debt granted to the Holders of the Securities to the same extent as such subordinated Indebtedness is subordinated to the Securities and (b) with respect to Liens on assets constituting Collateral, regardless of whether such Liens secure Indebtedness which is pari passu with, or subordinated to, the Securities, any such Lien shall be subordinated to the Lien on the Collateral granted to the Holders of the Securities.

         SECTION 4.12 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date or under the Working Capital Facilities,

(ii)  the Indenture, the Securities and the Guarantees, (iii) the Note B Indenture, the B Notes and the Note B Guarantees, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, provided that the EBITDA of such Person is not taken into account (to the extent of such restriction) in determining whether any financing or Restricted Payment in connection with such acquisition was permitted by the terms of the Indenture, (vi) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (vii) Refinancing Indebtedness provided that such restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages.

         SECTION 4.13 Limitation on Certain Asset Sales.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company’s Board of Directors, and evidenced by a Board Resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under “Temporary Cash Investments”); and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied as follows. If the assets which were the such Asset Sale do not constitute Collateral, the Asset Sale Proceeds will be applied (a) first, to the extent the Company is required to prepay, repay or purchase Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale (“Related Assets”), provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the “Reinvestment Date”) and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed US$10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to offers to repurchase the Securities (an “Excess Proceeds Offer”) and the B Notes, pursuant to the Note B Indenture, on a pro rata (based on the outstanding principal amount on the Reinvestment Date) and pari passu basis, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. A pro rata portion (based on the outstanding principal amount on the Reinvestment Date) of Available Asset Sale Proceeds shall be allocated to the Excess Proceeds Offer to purchase the Securities, and similarly, to the excess proceeds offer to purchase the B Notes pursuant to the Note B Indenture. If the assets which were the subject of such Asset Sale constitute Collateral, the Asset Sale Proceeds will be applied (a) first, to the extent the Company elects, to an investment in Related Assets, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the Reinvestment Date and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds and the Securities are secured by a first priority lien (subject to Permitted Liens) on the Related Assets; and (b) second, if on the Reinvestment Date with respect to any such Asset Sale, the Available Asset Sale Proceeds exceeds US$10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an Excess Proceeds Offer. If the aggregate principal amount of Securities tendered pursuant to such Excess Proceeds Offer exceeds the pro rata portion of the Available Asset Sale Proceeds allocated to the Securities, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased), by lot or by such other method as the Trustee shall deem fair and appropriate. Pending completion of the offers and other uses of Asset Sale Proceeds described in this paragraph, (i) all such proceeds of an Asset Sale of Collateral shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Trustee, which Lien shall have the same priority as the Liens on the Collateral which was the subject of such Asset Sale and (ii) such Asset Sale Proceeds from Asset Sales of Collateral will be held by the Trustee in the Collateral Account.

                  Upon consummation of any Asset Sale, the Company shall deliver an Officers’ Certificate, upon which the Trustee may conclusively rely, to the Trustee certifying as to whether or not the assets which were the subject of such Asset Sale constitute Collateral.

                  To the extent that the aggregate purchase price of Securities tendered pursuant to any Excess Proceeds Offer is less than the pro rata portion of the Available Asset Sale Proceeds allocated to the Securities (such shortfall constituting a “Deficiency”), if the assets which were the subject of the Asset Sale do not constitute Collateral, the Company or any Restricted Subsidiary may use any Deficiency for general corporate purposes. Upon completion of any Excess Proceeds offer, the amount of Available Asset Sale Proceeds shall be reset to zero; provided that the amount of the 25% Available Asset Sale Proceeds (as defined below) shall constitute Available Asset Sale Proceeds for purposes of the first Excess Proceeds Offer that is made after the fifth anniversary of the Issue Date (the “Fifth Anniversary”).

                  Notwithstanding the foregoing, in no event shall the Company use Available Asset Sale Proceeds to purchase more than 25% of the original aggregate principal amount of the Securities on or prior to the Fifth Anniversary. If the aggregate Available Asset Sale Proceeds (disregarding any resetting to zero as described above) resulting from Asset Sales occurring on or prior to the Fifth Anniversary, less any Deficiencies resulting from any Excess Proceeds Offers made by the Company on or prior to such date, exceed 25% of the original aggregate principal amount of the Securities (such excess being the “25% Available Asset-Sale Proceeds”), then the Company shall make an Excess Proceeds Offer in accordance with the foregoing provisions (i) promptly after the Fifth Anniversary, in the event the amount of the 25% Available Asset Sale Proceeds exceeds US$10,000,000 or (ii) at such time as the amount of the 25% Available Asset Sale Proceeds together with Available Asset Sale Proceeds realized after the Fifth Anniversary exceeds US$10,000,000, in the event the amount of the 25% Available Asset Sale Proceeds is less than US$10,000,000.

                  If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the “Purchase Date”), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Securities repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Securities. The Excess Proceeds offer shall remain open for a period of 20 Business Days following its commencement (the “Offer Period”). The notice, which shall govern the terms of the Excess Proceeds offer, shall state:

                                    (1) that the Excess Proceeds offer is being made pursuant to this Section 4.13 and the length of time the Excess Proceeds offer will remain open;

                                    (2) the purchase price and the Purchase Date;

                                    (3) that any Security not tendered or accepted for payment will continue to accrue interest;

                                    (4) that any Security accepted for payment pursuant to the Excess Proceeds offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

                                    (5) that Holders electing to have a Security purchased pursuant to any Excess Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                                    (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

                                    (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the pro rata portion of the Available Asset Sale Proceeds allocated to the Securities, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased), by lot or by such other method as the Trustee shall deem fair and appropriate; and

                                    (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent necessary, Securities or portions thereof tendered pursuant to the Excess Proceeds offer, deposit with the Paying Agent Canadian legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Securities to be purchased and deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.13. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or make available for delivery such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States.

         SECTION 4.14 Limitation on Transactions with Affiliates.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company’s Common Stock (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; such Affiliate Transaction is solely between or among Wholly-Owned Subsidiaries of the Company; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of US$3 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of US$5 million which are not permitted under clause (i)

above, the Company must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm of national standing in the United States or Canada.

                  The foregoing provisions shall not apply to (i) any Restricted Payment that is not prohibited by Section 4.9 and Section 4.10; (ii) any transaction, approved by the Board of Directors of the Company, with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary that are customary for public companies in the forest products industry; or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or its Subsidiaries.

         SECTION 4.15 Change of Control.

                  Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the “Change of Control Offer”) the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the “Change of Control Purchase Price”) in accordance with the procedures set forth in this Section 4.15.

                  Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control offer to be sent at least once to the Dow Jones News Service or similar business news services in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Securities, at the address appearing in the register maintained by the Registrar of the Securities, a notice stating:

                                    (1) that the Change of Control offer is being made pursuant to this Section 4.15 and that all Securities tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                                    (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the “Change of Control Payment Date”));

                                    (3) that any Security not tendered will continue to accrue interest;

                                    (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                                    (5) that holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                                    (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the securities delivered for purchase, and a statement that such holder is withdrawing his election to have such Securities’ purchased;

                                    (7) that holders whose Securities are being purchased only in part will be issued new securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                                    (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                                    (9) the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly (1) mail to each holder of Securities so accepted and (2) cause to be credited to the respective accounts of the Holders under a Global Security of beneficial interests so accepted payment in an amount equal to the purchase price for such Securities, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Security equal in principal amount to any unpurchased portion of the Securities surrendered and shall issue a Global Security equal in principal amount to any unrepurchased portion of beneficial interest so surrendered; provided that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  If the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Securities or (ii) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Securities that have accepted the Company’s Change of Control Offer and shall otherwise have consummated the Change of Control offer made to holders of the Securities.

                  The Company will not issue Indebtedness that is subordinated in right of payment to the Securities or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Securities in the event of a Change in Control hereunder.

                  In the event that a Change of Control occurs and the holders of Securities exercise their right to require the Company to purchase securities, if such purchase constitutes a “tender offer” for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

         SECTION 4.16 Limitation on Creation of Subsidiaries.

                  The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary conducting a business similar or reasonably related to the business of the Company and its Subsidiaries on the Issue Date, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant to clause (ii), which Restricted Subsidiary has total assets in excess of US$2,500,000, shall have evidenced its guarantee with such documentation satisfactory in form and substance to the Trustee relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee pursuant to which such Restricted Subsidiary shall become a Guarantor and shall have executed appropriate Collateral Documents in accordance with Section 10.1. Neither the Company nor any of the Guarantors will transfer any assets to a Restricted Subsidiary which is not a Guarantor unless such Restricted Subsidiary simultaneously with such transfer executes a guarantee satisfactory in form and substance to the Trustee (together with the documentation referred to in the preceding sentence) pursuant to which such Restricted Subsidiary shall become a Guarantor.

         SECTION 4.17 Payment of Additional Amounts.

                  All payments made by the Company or any Guarantor under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company or any Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes (“Withholding Taxes”), from any payment made under or with respect to the Securities, the Company or any Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an “Excluded Holder”), (i) with which the Company does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) which is subject to Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Securities or the receipt of payments thereunder. The Company and each Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any Guarantor, as the case may be, will furnish to the Holders of the Securities that are outstanding on the date of the withholding or deduction, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Guarantor, as the case may be.

                  The Company and each Guarantor, as the case may be, shall jointly and severally indemnify and hold harmless each Holder (other than an Excluded Holder) and, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any such Withholding Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities; (ii) any liability (including penalties, interest and expenses) arising under or with respect to the foregoing clause (i); and (iii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clauses (i) or (ii) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed but excluding any Taxes on such Holder’s net income.

                  At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor, as the case may be, shall deliver to the Trustee and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts to be so payable and will set forth such other information necessary to enable the Trustee and the Paying Agent to pay such Additional Amounts to Holders on the payment date. The Company and each Guarantor shall jointly and severally indemnify the Trustee and any Paying Agent for, and hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 4.17.

                  The obligations of the Company and the Guarantors under this Section 4.17 shall survive the termination of this indenture or the resignation or removal of the Trustee or any Paying Agent and the payment of all amounts under or with respect to the Securities.

         SECTION 4.18 Limitation on Preferred Stock of Subsidiaries.

                  The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.8 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

         SECTION 4.19 Limitation on Capital Stock of Subsidiaries.

                  The Company shall not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary (other than pursuant to the Collateral Documents) or (ii) permit any of its Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an

Asset Sale made in compliance with Section 4.13 or the issuance of Preferred Stock in compliance with Sections 4.8 and 4.18.

         SECTION 4.20 Limitation on Sale and Lease-Back Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Company and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.8.

         SECTION 4.21 Waiver of Stay, Extension or Usury Laws.

                  Each of the Company and each Guarantor covenants (to the extent permitted by law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) each of the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.22 Further Assurance to the Trustee.

                  The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

         SECTION 4.23 Collateral Documents.

                  None of the Company, the Guarantors or any of their respective Subsidiaries will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action would have an adverse effect on the rights of the Collateral Agent or the Securityholders or the security granted by the Collateral Documents to the Securityholders (as provided in the Collateral Documents), provided that:

                                    (1) Collateral may be released or modified as expressly provided herein and in the Collateral Documents;

                                    (2) Guarantees, Liens, and pledges may be released as expressly provided herein and in the Collateral Documents; and

                                    (3) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified pursuant to Article IX hereof.

         SECTION 4.24 Further Assurances Relating to Collateral.

                  The Company and the Guarantors shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Documents any of the rights granted or intended to be granted to the Collateral Agent or under any other instrument executed in connection therewith.

         SECTION 4.25 Payments for Consent.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE V

SUCCESSOR CORPORATION

         SECTION 5.1 Merger, Consolidation or Sale of Assets.

                  The Company shall not and shall not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:

                           (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of Canada, or any territory or province thereof, the United States, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Securities, this Indenture and the Collateral Documents, and the obligations under the Indenture and the Collateral Documents shall remain in full force and effect;

                           (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                           (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under Section 4.8, provided that a Person that is a Guarantor on the Issue Date may merge into the Company or another Person that is a Guarantor on the Issue Date without complying with this clause (iii).

                  In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

         SECTION 5.2 Successor Entity Substituted.

                  Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or combination or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE VI

DEFAULT AND REMEDIES

         SECTION 6.1 Events of Default.

                  (a) After the date of this Indenture, each of the following constitutes an Event of Default”:

                           (i) default in payment of any principal of, or premium, if any, on the Securities;

                           (ii) default for 30 days in payment of any interest, on the Securities;

                           (iii) default by the Company or any Guarantor in the observance or performance of any covenant set forth in Section 4.13, Section 4.15 or Section 5.1;

                           (iv) default by the Company or any Guarantor in the observance or performance of any other covenant in the Securities or this Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding;

                           (v) failure to pay when due principal, interest or premium in an aggregate amount of US$3,500,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating US$3,500,000 or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in this Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in this Indenture;

                           (vi) any final judgment or judgments which can no longer be appealed for the payment of money in excess of US$3,500,000 (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                           (vii) the repudiation by any Guarantor or Guarantors of its or their respective obligations under, or the unenforceability of, any Guarantee or Guarantees;

                           (viii) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A) commences a voluntary case or proceeding or otherwise files a petition in bankruptcy or answer or consent seeking reorganization or relief,

                                    (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding,

                                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                                    (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness,

                                    (E) consents to the filing against it of a petition in bankruptcy or the appointment of or taking possession by a Custodian, or

                                    (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

                           (ix) a court of competent jurisdiction enters a Bankruptcy order under any Bankruptcy Law that:

                                    (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding,

                                    (B) appoints a Custodian of the Company or any Restricted Subsidiary for all or substantially all of its properties, or

                                    (C) orders the liquidation of the Company or any Restricted Subsidiary,

and in each case the order or decree remains unstayed and in effect for 60 days; provided, that if the entry of such order or decree is appealed and dismissed on appeal or otherwise has ceased to be in effect, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured and the related acceleration shall be deemed rescinded; and

                           (x) any Collateral Document after the execution and delivery thereof shall cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or shall be declared invalid or unenforceable, and the same is not able to be cured, or is not cured or waived within 30 days after receipt of written notice from the Trustee or holders of at least 25% of the aggregate principal amount at maturity of the Securities outstanding.

Notwithstanding the foregoing, the Plan and implementation of the Plan shall not constitute an “Event of Default”.

                  (b) For purposes of this Article VI: the term “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise. The term “Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or payment of Additional Amounts unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company or any other Person.

         SECTION 6.2 Acceleration.

                  If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare to be immediately due and payable the entire principal amount of all the Securities then outstanding plus accrued interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Securities may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Securities shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Securities.

         SECTION 6.3 Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.4 Waiver of Past Default.

                  Subject to Sections 6.2, 6.7 and 9.2, the Holders of, in the aggregate, a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default or compliance with any provision of this Indenture or the Securities. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.5 Control by Majority.

                  The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.6 Limitation on Suits.

                  Subject to Section 6.7 below, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                           (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                           (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                           (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

                  The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of Principal of or accrued interest on the Securities on or after the respective due dates set forth or provided for in the Securities.

                  A Securityholder may not use this Indenture to obtain a preference or priority over any other Securityholder.

         SECTION 6.7 Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on a Security (including any Additional Amounts), on or after the respective due dates expressed or provided for in the security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent, of such Holder.

         SECTION 6.8 Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of Principal and Additional Amounts and accrued interest remaining unpaid, together with interest overdue on Principal, Additional Amounts and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the interest rate borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.9 Trustee May File Proofs of Claim.

                  The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that payment of such reasonable compensation, expenses, disbursements, advances, counsel fees and other amounts out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Securityholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         SECTION 6.10 Priorities.

                  If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

                                             FIRST: to the Trustee for amounts due under Section 7.7;

                                             SECOND: to Holders for interest accrued on the Securities (including Additional Amounts payable in respect thereof), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                                             THIRD: to Holders for Principal amounts owing under the Securities (including Additional Amounts payable in respect thereof), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

                                             FOURTH: to the Company, or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

         SECTION 6.11 Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

         SECTION 6.12 Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE VII

TRUSTEE

         SECTION 7.1 Duties of Trustee.

                  (a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default actually known to the Trustee:

                           (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                           (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                           (ii) In the absence of bad faith on its part, the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.5 or 6.6.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this Section 7.1.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

         SECTION 7.2 Rights of Trustee.

                  Subject to Section 7.1:

                           (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

                           (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                           (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                           (f) Subject to clause (a) of Section 7.1 hereof, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SECTION 7.3 Individual Rights of Trustee.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

         SECTION 7.4 Trustee’s Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or any Guarantee, it shall not be accountable for the Company’s or any Guarantor’s use of the proceeds from the issuance of the Securities and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

         SECTION 7.5 Notice of Defaults.

                  If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall give notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge of the occurrence thereof to all Holders of Securities as their names and addresses appear on the Register unless in each case, such Default shall have been cured or waived before the mailing or publication of such notice. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

         SECTION 7.6 Reports by Trustee to Holders.

                  To the extent required by TIA § 313(a), within 60 days after November       of each year commencing with 2003 and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder the Trustee’s brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b) and TIA § 313(c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.

                  A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

         SECTION 7.7 Compensation and Indemnity.

                  The Company and the Guarantors (on a joint and several basis) shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder as may be agreed in writing from time to time. The Trustee’s, the Paying Agent’s and the Registrar’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors (on a joint and several basis) shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee’s, the Paying Agent’s and the Registrar’s agents and counsel.

                  The Company and the Guarantors (on a joint and several basis) shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim, demand, expense (including but not limited to reasonable attorneys’ fees and expenses), loss or liability incurred by each of them arising out of or in connection with the administration of this Indenture and their respective duties hereunder or thereunder. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee’s, the Paying Agent’s or the Registrar’s, as the case may be, own willful misconduct, negligence or bad faith.

                  To secure the Company’s and the Guarantors’ payment obligations in this Section 7.7 and in Section 6.9 (insofar as the Trustee is concerned), each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be, except money or property held in trust to pay principal of or interest on particular Securities. Such lien and indemnity shall survive the satisfaction, discharge and termination of this Indenture, including any termination or rejection hereof under Bankruptcy Law.

                  Subject to any other rights available to the Trustee, the Registrar and the Paying Agent under any Bankruptcy Law, when any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) with respect to the Company or any Guarantor occurs, the parties hereto and the Securityholders, by acceptance of the Securities, hereby agree that the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8 Replacement of Trustee.

                  The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company’s consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                           (a) the Trustee fails to comply with Section 7.10;

                           (b) the Trustee is adjudged a bankrupt or an insolvent;

                           (c) a receiver or other public officer takes charge of the Trustee or its property; or

                           (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s and the Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9 Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

         SECTION 7.10 Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2). The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b) subject to its rights to apply for a stay of its duty to resign under the penultimate paragraph of TIA § 310(b); provided, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall refer to the Company and any Guarantor as obligor in respect of the Securities.

         SECTION 7.11 Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall refer to the Company and any Guarantor as obligor in respect of the Securities.

         SECTION 7.12 Paying Agents.

                  The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee. Subject to the provisions of this Section 7.12:

                           (a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

                           (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                           (c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.1 Termination of Company’s Obligations.

                  The Company may terminate its obligations under the Securities and this Indenture, and the obligations of each Guarantor, if any, shall terminate except those obligations referred to in the last paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                           (a) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice; and

                           (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, Canadian dollars sufficient or direct non-callable obligations of, or non-callable obligations guaranteed by, Canada for the payment of which guarantee or obligation the full faith and credit of Canada is pledged (“Canadian Government Obligations”) maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such principal or interest or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, to pay when due principal of, premium, if any, and interest and Additional Amounts on the outstanding Securities, to redemption, provided that the Trustee shall have been irrevocably instructed to apply such Canadian Dollars or the proceeds of such Canadian Government Obligations to the payment of said Principal and interest with respect to the Securities; and

                           (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company’s and each Guarantor’s, if any, obligations under the Securities and this Indenture have been complied with.

                  After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Securities and this Indenture except for those surviving obligations specified below.

                  Notwithstanding the foregoing paragraph, (i) the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.2, 4.17 (for purposes of applying Section 4.17, if the Trustee (or any other trustee referred to in Section 8.1(b)) is required by law or by the interpretation or administration thereof to withhold or deduct any amount for or on account of Taxes from any payment made from the trust fund described in Section 8.1(b) under or with respect to the Securities, such payment shall be deemed to have been made by the Company and the Company shall have been deemed to have been so required to withhold or deduct), 7.7, 7.8, 8.3, 8.4 and 8.5 (and any Guarantor’s obligations in respect thereof) and (ii) the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company’s obligations in Sections 7.7, 8.4 and 8.5 (and any Guarantor’s obligations in respect thereof) shall survive.

         SECTION 8.2 Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                  (b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and each Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities (including Additional Amounts) when such payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 2.2, 2.3, 2.5, 2.6, 2.7, 4.2 and 4.17 (for purposes of applying Section 4.17, if the Trustee (or any other qualifying trustee referred to in Section 8.2(d)(i)) is required, by law or by the interpretation or administration thereof, to withhold or deduct any amount for or on account of Taxes from any payment made from the trust fund described in Section 8.2(d)(i) under or with respect to the Securities, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to withhold or deduct and the amount so deposited with the Trustee by the Company shall include the aggregate amount of all such withholding or deduction required (and any Guarantor’s obligations in respect thereof)), and, with respect to the Trustee, under Sections 7.7 and 7.8 (and any Guarantors’ obligations in respect thereof), (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2 and Sections 8.3, 8.4 and 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 4.5 and 4.7 through 4.16 (except for obligations mandated by the TIA) and Sections 4.18 through 4.20 with respect to the outstanding securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities and each Guarantee shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(a)(iii) or 6.1(a)(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                                  (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) Canadian Dollars in an amount or (y) Canadian Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such principal, premium or interest, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, when due, principal of, premium, if any, and interest and Additional Amounts, if any, on the outstanding Securities on or before the Maturity Date or Redemption Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the company instructing the Trustee (or other qualifying trustee) to apply such Canadian Dollars or the proceeds of such Canadian Government Obligations to said payments with respect to the Securities;

                                  (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(a)(viii) and (ix) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                                  (iii) neither the Company nor any Restricted Subsidiary is an “insolvent person” within the meaning of the Bankruptcy Law on the date of such deposit or at any time during the period ending at the end of the sixth month after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                                  (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                                  (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, (y) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (z) since the Issue Date, there has been a change in the applicable United States Federal income tax law, in each case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such legal defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                                  (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                                  (vii) the Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such legal defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance, as applicable, had not occurred (this condition may not be waived by any Holder or the Trustee);

                                  (viii) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under paragraph (b) or (c) of this Section 8.2 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                                  (ix) in the case of an election under either paragraph (b) or (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) at the end of the sixth month following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

                                  (x) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (to the extent matters of law are involved), each stating that (x) all conditions precedent herein provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

                  (e) All Canadian Dollars and Canadian Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the “Trustee”) pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of Principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors (on a joint and several basis) shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Canadian Dollars or Canadian Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or Canadian Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

         SECTION 8.3 Application of Trust Money.

                  The Trustee shall hold in trust money or Canadian Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from Canadian Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities. The Trustee shall be under no obligation to invest such trust money or Canadian Government Obligations except as it may agree with the Company in writing. The Trustee shall not be liable for any losses incurred in connection with such investments.

         SECTION 8.4 Repayment to Company.

                  Subject to Sections 7.7, 8.1 and 8.2, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by a Guarantor, to such Guarantor, upon receipt by the Trustee and the Paying Agent of an Officers’ Certificate stating the amount to which the Company or such Guarantor, as the case may be, is entitled, any excess money, determined in accordance with Section 8.2(e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers’ Certificate stating the amount to which the Company or such Guarantor, as the case may be, is entitled, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company in respect of Securities, mail by first-class mail to each Holder of a Security entitled to such money at such Holder’s address as set forth on the Register. After payment to the Company or the Guarantor, as the case may be, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

         SECTION 8.5 Reinstatement.

                  With respect to the circumstances referred to in Section 8.1 and 8.2, if the Trustee or Paying Agent is unable to apply any money or Canadian Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company’s and each Guarantor’s, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money or Canadian Government Obligations in accordance with this Indenture; provided, that if the Company or any Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Canadian Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.6 Moneys Held by Paying Agent.

                  In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 8.2 (d) hereof, to the Company (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 8.7 Moneys Held by Trustee.

                  Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, or interest on such Security shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or any Guarantors in trust, such moneys shall be released from such trust; and the

Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors, if any, for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, if any, either mail to each Holder effected, at the address shown in the register of the Securities maintained by the Registrar pursuant to Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors, if any, or the release of any money held in trust by the Company or any Guarantors, as the case may be, Holders entitled to the money must look only to the Company and any Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1 Without Consent of Holders.

                  The Company and the Guarantors when authorized by a Board Resolution of their respective Boards of Directors, and the Trustee or the Collateral Agent, as applicable, may amend, waive or supplement this Indenture, the Securities and the Collateral Documents without notice to or consent of any Securityholder:

                           (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

                           (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                           (c) to comply with any requirements of the SEC under the TIA;

                           (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

                           (e) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities;

                           (f) to make any change that does not adversely affect the rights of any Holder;

                           (g) to add a Guarantor pursuant to Section 11.3;

                           (h) to comply with Section 10.1 (concerning amendments to the Collateral Documents expressly called for therein);

                           (i) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section 10.3; or

                           (j) to provide any additional Collateral for the benefit of the Securityholders.

         SECTION 9.2 With Consent of Holders.

                  Subject to Section 6.7 and the provisions of this Section 9.2, the Company and the Guarantors, when authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture, the Securities or the Collateral Documents in any respect with the written consent of the Holders of not less than a majority in aggregate principal amount of the securities then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Securities or any Guarantee without notice to any other Securityholder.

                  Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                           (a) reduce the amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                           (b) reduce the rate of, change the method of calculation of, or change the time for, payment of interest on any Security;

                           (c) reduce the Principal of or premium on or change the stated maturity of any Security;

                           (d) make any Security payable in money other than that stated in the Security or change the place of payment from New York, New York;

                           (e) change the amount or time of any payment required by the Securities or reduce the premium payable upon any redemption of the Securities, or change the time before which no such redemption may be made;

                           (f) waive a default in the payment of the Principal of, interest on, or Additional Amounts, redemption payment or an offer to purchase required hereunder with respect to, any Security;

                           (g) alter the Company’s obligation to purchase the Securities in accordance with this Indenture following the occurrence of a Change of Control or an Asset Sale or waive any default in the performance thereof;

                           (h) affect the ranking of the Securities or any Guarantee in a manner adverse to the Holders;

                           (i) make any change that would result in the Company being required to make any withholding or deduction from payments made under or with respect to the Securities or amend or modify Section 4.17 in any manner adverse to the Holder of any Security;

                           (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

                           (k) release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in compliance with the Guarantee of such Guarantor;

                           (l) after the Collateral Documents have been executed and delivered, directly or indirectly, release Liens on all or substantially all of the Collateral securing the obligations under this Indenture, the Securities or any Guarantee thereof; or

                           (m) modify this Section 9.2 or Section 6.4.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under Section 9.1 or this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

                  Promptly after the execution by the Company, the Guarantors, if any, and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.2, the Trustee shall give notice thereof, at the expense of the Company, to the Holders of then outstanding Securities, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the books of the Registrar.

         SECTION 9.3 Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this indenture, the Securities or any Guarantee shall comply with the TIA as then in effect.

         SECTION 9.4 Revocation and Effect of Amendments and Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Prior to becoming effective, however, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under § 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Registered Securities after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder (and every subsequent Securityholder), unless it makes a change described in any of clauses (a) through (m) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every Holder consenting thereto and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

         SECTION 9.5 Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific written direction of the Company and at the expense of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.6 Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and is a legal valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors, in accordance with its terms (subject to customary exceptions). Neither the Company nor any Guarantor may sign an amendment until its respective Board approves it.

ARTICLE X

COLLATERAL AND SECURITY

         SECTION 10.1 Collateral Documents.

                  The Securities issued hereunder and the related Guarantee of the Guarantors are being issued in exchange for the Existing Securities and related guarantee. As a result, the obligations of the Company and the Guarantors under the Securities and related Guarantee, hereunder and under the Collateral Documents are secured by a first priority hypothec or Lien on the Collateral, subject only to Permitted Liens, including without limitation the Liens securing the Company’s and the Guarantors’ obligations under the B Notes, the Note B Indenture and the Note B Guarantees, which Liens shall be pari passu with the Liens securing the Company’s and the Guarantors’ obligations under this Indenture, the Securities and the Guarantees.

                  On such date as any Guarantor becomes a Guarantor pursuant to Section 4.16, such Guarantor will execute and deliver to the Collateral Agent the Collateral Documents, together with such other documents, mortgage title insurance policies, certificates, resolutions, instruments and financing statements as the Collateral Agent deems necessary or desirable, pursuant to which the due and punctual payment of the principal of, premium, if any, interest, on, and Additional Amounts, if any, with respect to the Securities when and as the same shall be due and payable, whether on any interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Company and any Guarantor to the Securityholders, the Trustee or the Collateral Agent under this Indenture, the Securities and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured on a first priority basis, subject only to Permitted Liens, including, without limitation, the Liens securing the Company’s and the Guarantors’ obligations under the B Notes, the Note B Indenture and the Note B Guarantees, which Liens shall be pari passu with the Liens securing the Company’s and the Guarantors’ obligations under the Securities, this Indenture and the Guarantees. Each Securityholder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents in accordance therewith, and to enter into any additional Collateral Documents in accordance herewith. The Company and the Guarantors will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the hypothec and security interest in the Collateral contemplated hereby and by the Collateral Documents as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company and each Guarantor shall take, upon request of the Collateral Agent, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company and the Guarantors under this Indenture, the Securities and the Collateral Documents, valid and enforceable, perfected Liens in and on all the Collateral, in favor of the Collateral Agent, on behalf of itself, the Trustee and the Securityholders superior to and prior to the rights of all third persons, and subject to no other Liens, other than Permitted Liens, including, without limitation, the Liens securing the Company’s and the Guarantors’ obligations under the B Notes, the Note B Indenture and the Note B Guarantees, which Liens shall be pari passu with the Liens securing the Company’s and the Guarantors’ obligations under the Securities, this Indenture and the Guarantees.

                  In the event that at any time after the Issue Date the Company or any Guarantor acquires any Collateral or it is determined by the Company or any Guarantor that any Collateral is not then subject to a perfected hypothec or security interest in favor of the Collateral Agent pursuant to the relevant Collateral Document (after giving effect to any express exceptions contained in such Collateral Document), then a first priority perfected hypothec or security interest in favor of the Collateral Agent, shall immediately be granted in such Collateral pursuant to the respective Collateral Documents and, to the extent reasonably determined necessary or desirable by the Collateral Agent upon the advice of counsel, additional security documents shall be entered into in order to effectively grant such perfected hypothec or security interests, together with such other documents, mortgage title insurance policies, certificates, resolutions, instruments, financing statements, opinions and writings that would have been required to be delivered if such perfected security interests had been created on the Issue Date all of which shall be in form and substance satisfactory to the Collateral Agent.

         SECTION 10.2 Recording and Opinions.

                  The Company shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the date of this Indenture, an opinion of counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-cording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

         SECTION 10.3 Release of Collateral.

                  (a) Subject to subsections (b) and (c) of this Section 10.3 and subject to the Note B Indenture, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Company (i) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and the satisfaction of all other obligations of the Company and the Guarantors then due and owing under this Indenture, the Securities and the Collateral Documents; (ii) upon the sale or other disposition of such Collateral constituting an Asset Sale if such sale or other dispositions are not prohibited under this Indenture and if the Asset Sale Proceeds of such sale or other disposition are applied in accordance with this Indenture; and (iii) with respect to amounts in the Collateral Account (A) consisting of Asset Sale Proceeds of Asset Sales, upon the expenditure of such cash if such expenditure is made in accordance with this Indenture and (B) consisting of cash proceeds from any other permitted sale or other disposition of Collateral and so long as no default shall have occurred and be continuing under this Indenture, upon the request of the Company therefor. Notwithstanding any other provision of this Indenture, transfers of Collateral among the Company and its Subsidiaries will be effected subject to the Liens in favor of the Collateral Agent. Upon compliance with the above provisions and the provisions of Section 10.4 hereof, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release provided by or on behalf of the Company to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

                  (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Company with a copy to the Collateral Agent, no release of Collateral pursuant hereto shall be effective as against the Securityholders.

                  (c) The release of any Collateral from the terms hereof and of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Collateral Documents. Each of the Securityholders will acknowledge by their acceptance of their Securities that a release of Collateral in accordance with the terms of the Collateral Documents will not be deemed for any purpose to be an impairment of the security under this Indenture or the Collateral Documents upon receipt of an Opinion of Counsel stating that such release is authorized and permitted under this Indenture and the Collateral Documents.

         SECTION 10.4 Certificates of the Company and Opinions of Counsel.

                  To the extent applicable, the Company and the Guarantors shall comply with (a) TIA § 314(b), relating to Opinions of Counsel regarding the Lien of the Collateral Documents and (b) TIA § 314(d), relating to the release of Collateral from the Lien of the Collateral Documents and Officer’s Certificates or other documents regarding fair value of the Collateral. In addition, in respect of any release of Collateral pursuant to Section 10.3, the Company shall furnish to the Trustee and the Collateral Agent an Opinion of Counsel stating that such release is authorized and permitted under this Indenture and the Collateral Documents and that the Trustee and the Collateral Agent may conclusively rely that such release will not be deemed for any purpose to be an impairment of the security of the Indenture or the Collateral Documents. Any certificate or opinion required by TIA § 314 (d) may be made by an officer of the Company or any other obligor upon the Securities, as applicable, to the extent permitted by TIA § 314(d).

         SECTION 10.5 Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.

                  The Collateral Agent may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate upon the advice of counsel in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Collateral Agent).

         SECTION 10.6 Authorization of Receipt of Funds by the Collateral Agent under the Collateral Documents.

                  The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Securityholders distributed under the Collateral Documents, and, after payment of the expenses of any foreclosure and fees and other amounts then payable to the Collateral Agent and the Trustee under the Collateral Documents and this Indenture, to distribute such remaining funds to the Trustee for payment to the Securityholders according to the provisions of this Indenture.

ARTICLE XI

GUARANTEE OF SECURITIES

         SECTION 11.1 Guarantee.

                  Subject to the provisions of this Article XI, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the Principal of, interest, on and any Additional Amounts, if any, with respect to the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue Principal and (to the extent permitted by law) interest, on or Additional Amounts, if any, with respect to the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof) and all other Obligations of the Company to the Securityholders, the Trustee or the Collateral Agent hereunder or under the Securities or the Collateral Documents (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article XI, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

                  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

         SECTION 11.2 Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 11.1, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Security authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

         SECTION 11.3 Limitation of Guarantee.

                  The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         SECTION 11.4 Additional Guarantors.

                  The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Securities, pursuant to the terms of Section 4.16, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section 4.16 pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Securities and this Indenture in accordance with this Article XI with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

         SECTION 11.5 Release of Guarantor.

                  A Guarantor shall be released from all of its obligations under its Guarantee if:

                                  (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.13, 4.15 and 5.1); provided, that the Asset Sale Proceeds of such sale are applied in accordance with this Indenture; or

                                  (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with the terms of this Indenture (including Section 5.1);

and in each such case, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

                  The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article XI.

         SECTION 11.6 Waiver of Subrogation.

                  Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

ARTICLE XII

MISCELLANEOUS

         SECTION 12.1 Trust Indenture Act Controls.

                  If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision (an “incorporated provision”)

included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

         SECTION 12.2 Notices.

                  Except for notice or communication to a Holder, any notice or communication shall be deemed given if in writing and delivered in person, transmitted by telecopy, delivered by a reputable overnight carrier or mailed by first-class mail, addressed or transmitted, as the case may be, as follows, and received by the addressee:

(a)	if to the Company or any Guarantor:

UNIFORÊT INC. 8000 Langelier Blvd. Suite 506 Saint Leonard, Quebec H1P 3K2

(b)	if to the Trustee:

THE BANK OF NEW YORK 101 Barclay Street New York, New York 10286 Attention: Corporate Trust Department

                  The Company and the Trustee by notice to the other may designate additional or different addresses or telecopy transmission numbers for subsequent notices or communications.

                  Any notice or communication mailed to a Holder of a Security, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be deemed given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, the Company or any Guarantor, which is deemed given only when received, if a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

                  In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         SECTION 12.3 Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

         SECTION 12.4 Certificate and Opinion of Counsel as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or the Collateral Agent, as the case may be, (a) an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers; all conditions precedent, if any, provided for in this Indenture and the Collateral Documents relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with TIA § 314(c) .

         SECTION 12.5 Statements Required in Certificate and Opinion of Counsel.

                  Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture and the Collateral Documents shall include:

                           (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

                           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

                           (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         SECTION 12.6 Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.7 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

                  By the execution and delivery of this Indenture, each of the Company and each Guarantor, if any, (i) acknowledges that it has, by separate written instrument, designated and appointed Puglisi & Associates as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that Puglisi & Associates has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon Puglisi & Associates and written notice of said service to it (mailed or delivered to its Executive Director at its principal office as specified in Section 12.2), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company and each Guarantor, if any, further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of Puglisi & Associates, in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company may and shall (to the extent Puglisi & Associates ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 12.7 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.7. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantors, if any, appointed and acting in accordance with this Section 12.7.

                  To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Guarantor, if any, hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

         SECTION 12.8 Legal Holidays.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.9 Governing Law.

                  The internal laws of the State of New York shall govern this Indenture, the Securities and the Guarantees without giving effect to principles of conflicts of laws.

         SECTION 12.10 No Recourse Against Others.

                  A trustee, director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

         SECTION 12.11 Successors.

                  All agreements of the Company and any Guarantor in this Indenture, the Securities and the Guarantees shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.12 Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.13 Separability.

                  In case any provision in this Indenture or in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 12.14 No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

         SECTION 12.15 Table of Contents, Headings, Etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

UNIFORÊT INC., as Issuer

By:__________________________________ Name: Title:
ATTEST:

_____________________________ Name: Title:
Guarantor:
UNIFORÊT SCIERIE-PÂTE INC.

By:__________________________________ Name: Title:
ATTEST:
_____________________________ Name: Title:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:__________________________________ Name: Title:
ATTEST:

_____________________________ Name: Title:

EXHIBIT A
(FACE OF NOTE A)

[FORM OF SECURITY]

[CUSIP _________]

UNIFORÊT INC.

Number	Cdn$

9% SENIOR NOTE “A” DUE MARCH 15, 2009

                  UNIFORÊT INC. a corporation incorporated under the Canada Business Corporations Act (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of Cdn$60,000,000 Dollars on March 15, 2009.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

                  Reference is hereby made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

[SEAL]	UNIFORÊT INC.

By:
Title:

By:
Title:

Dated:

Certificate of Authentication

                  This is one of the 9% Senior Notes “A” due March 15, 2009 referred to in the within-mentioned Indenture.

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE A)

UNIFORÊT INC.

9% SENIOR NOTE “A” DUE MARCH 15, 2009

         1.     Interest. Uniforêt Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), promises to pay, until the Principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9% per annum. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including [              ], 2002 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each March 15 and September 15 commencing March 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal and on overdue interest (to the full extent permitted by law) at a rate of 9% per annum.

         2.     Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on March 1 or September 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal and interest in money of Canada that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Securities.

         3.     Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

         4.     Indenture. The Company issued the Securities under an Amended and Restated Indenture dated November      , 2002 (the “Indenture”) among the Company, the Guarantor (as defined in the Indenture) and the Trustee in exchange for the Company’s Existing Securities pursuant to the Plan. This Security is one of an issue of Securities of the Company issued, or to be issued, under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Securities are obligations of the Company limited in aggregate principal amount to Cdn$60,000,000. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and the Restricted Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company and the Restricted Subsidiaries; transactions by the Company and the Restricted Subsidiaries with their respective Affiliates; and the ability of the Company to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

         5.     Additional Amounts. The Company will pay to the Holders of Securities such Additional Amounts as may become payable under Section 4.17 of the Indenture.

         6.     Collateral. This Security and the related Guarantee of the Guarantors are being issued in exchange for the Existing Securities and related guarantee. As a result, the obligations of the Company and the Guarantors hereunder, under the Indenture and under the Collateral Documents are secured by a first priority hypothec or Lien on the Collateral, subject only to Permitted Liens, including, without limitation, the Liens securing the Company’s and the Guarantors’ obligations under the B Notes, the Note B Indenture and the Note B Guarantees, which Liens shall be pari passu with the Liens securing the Company’s and the Guarantors’ obligations under this Security, the Indenture and the Guarantees. Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. Each Holder, by accepting a Security, acknowledges that a release of collateral in accordance with the terms of the Collateral Documents will not be deemed for any purpose to be an impairment of the security under the Indenture or the Collateral Documents upon receipt of an opinion of Counsel stating that such release is authorized and permitted under the Indenture and the Collateral Documents.

         7.     Guarantee. This Security is initially entitled to the benefits of the Guarantee of the Guarantors whose signature appears on the notation endorsed on this Security and may thereafter be entitled to certain other Guarantees made for the benefit of the Holders. Upon the terms and subject to the conditions set forth in the Indenture, each Guarantor, jointly and severally with any other Guarantor, has unconditionally guaranteed on a senior basis that the principal of, and premium, if any, interest on and any additional amounts, if any, with respect to the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest on or Additional Amounts, if any, with respect to the Securities and all other Obligations of the Company to the Holders, the Trustee or the Collateral Agent under the Securities, the Indenture or the Collateral Documents (including fees, expenses or other Obligations) will be promptly paid in full or performed. A Guarantor shall be released from the Guarantee and the Collateral Documents upon the terms and subject to the conditions set forth in the Indenture. Reference is hereby made to Article XI of the Indenture and to Exhibit B to the Indenture for the terms of the Guarantee.

         8.     (a) Mandatory Redemption. The Indenture provides that on March 15 of each year, commencing on March 15, 2003, the Company shall redeem Securities in the principal amount equal to (i) in the case of the redemption to be made on March 15, 2003, 50% of Available Cash Flow for the Company’s fiscal year 2002, (ii) in the case of the redemption to be made on March 15, 2004, 50% of Available Cash Flow for the Company’s fiscal year 2003 and (iii) in the case of each subsequent redemption required by the Indenture, 75% of Available Cash Flow for the Company’s preceding fiscal year.

                  (b)  Optional Redemption. The Company, at its option, may redeem the Securities, in whole or in part, on any Interest Payment Date, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the aggregate principal amount so redeemed plus accrued and unpaid interest to the Redemption Date.

         9.     Redemption for Changes in Withholding Taxes. The Securities will be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of the principal amount thereof, plus accrued interest to the redemption date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Taxing Authority, or any changes in or amendment to, any official position recording the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; provided that the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor hereunder).

         10.     Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Securities or portions thereof called for redemption.

         11.     Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

         12.     Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of Cdn$1,000 and integral multiples of Cdn$1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

         13.     Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes.

         14.     Unclaimed Money. If money for the payment of Principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company or a Guarantor at its written request. After that, Holders entitled to the money must look to the Company and such Guarantor for payment as general creditors unless an “abandoned property” law designates another Person.

         15.     Amendment, Supplement, Waiver, Etc. The Company, the Guarantors, and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Securities, amend, waive or supplement the Indenture or the Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Securities may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities, subject to certain exceptions requiring the consent of the Holders of the particular Securities to be affected.

         16.     Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, except as provided in Article V, be released from those obligations.

         17.     Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture with respect to the company or a Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare all Principal of and accrued interest on all Securities to be immediately due and payable. If an Event of Default specified in Section 6.1(a)(viii) or (ix) of the Indenture with respect to the Company or a Guarantor occurs, the Principal amount of and interest on, all Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of Principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         18.     Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         19.     No Recourse against Others. A trustee, director, officer, employee, stockholder or incorporator, as such, of the Company or a Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and any Guarantees.

         20.     Discharge. The Company’s and any Guarantor’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of Canadian Dollars or Canadian Government Obligations sufficient to pay when due Principal of and interest on the Securities to maturity or redemption, as the case may be.

         21.     Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

         22.     Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECURITY WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY.

         23.     Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

UNIFORÊT INC.
8000 Langelier Blvd.
Suite 506
Saint-Leonard, Quebec H1P 3K2
Attention: Secretary

EXHIBIT B

FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

GUARANTEE

                  The Guarantors (as defined in the Amended and Restated Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a “Guarantor”, which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (each guarantee by each Guarantor being referred to herein as the “Guarantee”) that the principal of, and premium, if any, interest on and any additional amounts, if any, with respect to the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest or Additional Amounts, if any, with respect to the Securities and all other Obligations of the Company to the Holders, the Trustee or the Collateral Agent under the Securities, the Indenture or the Collateral Documents (including fees, expenses or other Obligations) will be promptly paid in full or performed.

                  The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are senior obligations of such Guarantor to the extent and in the manner provided, in Article XI of the Indenture, and reference is made to such Indenture for the precise terms of the Guarantees therein made.

                  A trustee, director, officer, employee, stockholder or incorporator, as such, of any Guarantor shall not have any liability for any obligations of such Guarantor under the Securities, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Guarantee.

B-1

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

GUARANTOR: UNIFORÊT SCIERIE-PÂTE INC.

By:
Name: Title:

B-2